EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         AMISANO HANSON
         CHARTERED ACCOUNTANTS Letterhead


Sir/Madam
Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington, DC  20549

Re: TANKLESS SYSTEMS WORLDWIDE, INC. (the "Company") Form S-8 Registration Statement

Dear Sir/Madam:

We hereby consent to the inclusion or incorporation by reference in this Form S-8 Registration Statement dated December 18, 2003, our report to the stockholders dated April 21, 2003 on the financial statements of the Company as at December 31, 2002 and for the year then ended.

/s/ Amisano Hanson
------------------
AMISANO HANSON
Chartered Accountants and
Certified Public Account

Vancouver, British Columbia
December 17, 2003




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